U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934 Date of Report (Earliest
                         event reported): March 19, 1999


                              SOLPOWER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



         Nevada                        0-29780                    87-0384678
(State of incorporation)        (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)


                       7309 East Stetson Drive, Suite 102
                            Scottsdale, Arizona 85251
                    (Address of Principal/Executive Offices)


                                  602-947-6366
               (Registrant's telephone number including area code)

              ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 19, 1999, Solpower Corporation (the "COMPANY") elected to terminate its relationship with Clancy & Co. PLLC, as the Company's independent public accountants.

Clancy & Co. PLLC's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Company's Board of Directors.

During the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal there were no disagreements with Clancy & Co. PLLC on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Clancy & Co. PLLC would have caused Clancy & Co. PLLC to make a reference to the subject matter of this disagreement in connection with its report.

On March 19, 1999, the Company acting on the direction of its Board of Directors, selected Semple & Cooper LLP, a member of the BDO Seidman Alliance, as its new independent accountants.

The Company has requested that Clancy & Co. PLLC review this Report and furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or in any respect in which it does not agree with the statements made by the Company herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 1999                     SOLPOWER CORPORATION


                                          /s/ James H. Hirst
                                             ---------------------------
                                              James H. Hirst
                                              Chief Executive Officer